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                                                                    EXHIBIT 23.3

               CONSENT OF ALEXANDER, ARONSON, FINNING & CO., P.C.

    We hereby consent to the use of our name under the caption "Experts" in the Proxy Statement/ Prospectus of Access Health, Inc. and Notice and Consent Solicitation Statement of InterQual, Inc. being filed this date and which will be included in a Registration Statement on Form S-4 of Access Health, Inc. to be filed in connection therewith.

    In addition, as independent public accountants, we hereby consent to the incorporation by reference of our report included in or incorporated by reference into the above-referenced Registration Statement on Form S-4.

                                    /s/ ALEXANDER, ARONSON, FINNING & CO.,
                                    P.C.
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                                    Alexander, Aronson, Finning & Co., P.C.

                                    Westborough, Massachusetts


Dated: June 9, 1998